Filing Pursuant to Rule 424(b)(3)
                      Registration Statement No. 333-54394

               PROSPECTUS SUPPLEMENT NO. 1 DATED FEBRUARY 16, 2001
                      TO PROSPECTUS DATED FEBRUARY 6, 2001

                          CHARTER COMMUNICATIONS, INC.

          $750,000,000 of 5.75% Convertible Senior Notes due 2005 and
       34,786,650 Shares of Class A Common Stock Issuable Upon Conversion
                 of the 5.75% Convertible Senior Notes due 2005
                                       and
          31,664,667 Issued or Issuable Shares of Class A Common Stock


      This prospectus supplement relates to (1) $750,000,000 aggregate principal amount of 5.75% Convertible Senior Notes due 2005 of Charter Communications, Inc., and 34,786,650 shares of Class A common stock of Charter Communications, Inc., which are initially issuable upon conversion of the notes, plus an indeterminate number of shares as may become issuable upon conversion as a result of adjustments to the conversion rate; and (2) 31,664,667 shares of Class A common stock of Charter Communications, Inc. issued or issuable to certain entities in connection with Charter Communications, Inc.'s purchase of certain cable systems in 2000 plus an indeterminate number of shares as may become issuable upon certain events. This prospectus supplement should be read in conjunction with the prospectus dated February 6, 2001 which is to be delivered with this prospectus supplement.

      The information appearing in the table below, as of the date hereof, supersedes the information in the table appearing under the heading "Selling Securityholders" in the prospectus:


                                                                        Shares of Class A
                                       Convertible Senior Notes           Common Stock
                                     ----------------------------     ---------------------
                                                                      Shares of
                                                                      Class A
                                                                      Common
                                       Amount of      Principal       Stock
                                      Notes Owned     Amount of       Owned         Shares
                                        Before        Notes That      Before       That May
      Selling Securityholder           Offering      May Be Sold      Offering      Be Sold
----------------------------------   -------------  -------------    -----------  ----------

AAM/Zazove Institutional Income
Fund, L.P........................      $1,300,000     $1,300,000           0        60,297

AFTRA Health Fund................       1,000,000      1,000,000           0        46,382

AIG/National Union Fire Insurance
Ltd..............................         800,000        800,000           0        37,106

AIG Soundshore Strategic Holding
Fund Ltd. .......................       3,000,000      3,000,000           0       139,147

AIM Strategic Income Fund........       1,500,000      1,500,000           0        69,573

Alexandra Global Investment Fund
I Ltd. ..........................       3,000,000      3,000,000           0       139,147

Allstate Insurance Company.......       1,500,000      1,500,000           0        69,573

Allstate Life Insurance Company..         375,000        375,000           0        17,393

Aloha Airlines Non-Pilots Pension
Trust............................         245,000        245,000           0        11,364

Aloha Pilots Retirement Trust....         140,000        140,000           0         6,494

Alpha US Sub Fund VIII, LLC......       1,250,000      1,250,000           0        57,978

Alpine Associates................       5,600,000      5,600,000           0       259,740

Alpine Partners, L.P.............         900,000        900,000           0        41,744

Argent Classic Convertible
Arbitrage Fund (Bermuda) L.P.....      11,000,000     11,000,000           0       510,204

Argent Convertible Arbitrage Fund
Ltd. ............................     $10,000,000    $10,000,000           0       463,822

Aristeia International, Limited..       5,160,000      5,160,000           0       239,332

Aristeia Trading, L.P............       3,340,000      3,340,000           0       154,917

Arkansas PERS....................         800,000        800,000           0        37,106

Arkansas Teachers Retirement.....       6,376,000      6,376,000           0       295,733



                                                                        Shares of Class A
                                       Convertible Senior Notes           Common Stock
                                     ----------------------------     ---------------------
                                                                      Shares of
                                                                      Class A
                                                                      Common
                                       Amount of      Principal       Stock
                                      Notes Owned     Amount of       Owned         Shares
                                        Before        Notes That      Before       That May
      Selling Securityholder           Offering      May Be Sold      Offering      Be Sold
----------------------------------   -------------  -------------    -----------  ----------

Associated Electric & Gas
Insurance Services Limited.......         800,000        800,000           0        37,106

Bank Austria Cayman Islands,
Ltd..............................       8,800,000      8,800,000           0       408,163

Baptist Health of South Florida..         407,000        407,000           0        18,888

BBT Fund, L.P....................      16,000,000     16,000,000           0       742,115

Bear, Stearns & Co. Inc.(1)......       5,000,000      5,000,000           0       231,911

Black Diamond Offshore, Ltd......         281,000        281,000           0        13,033

BNP Paribas Equity Strategies....      13,845,000     13,845,000           0       642,162

BNP Cooper Neff Convertible

Strategies Fund, L.P.............       1,155,000      1,155,000           0        53,571

Boilermakers Blacksmith Pension
Trust............................       1,075,000      1,075,000           0        49,861

Boston Museum of Fine Arts.......         170,000        170,000           0         7,885

Boulder II Limited...............       6,762,000      6,762,000           0       313,636

BP Amoco PLC Master Trust........       2,162,000      2,162,000           0       100,278

BT Equity Opportunities..........       4,000,000      4,000,000           0       185,529

BT Equity Strategies.............       1,500,000      1,500,000           0        69,573

C&H Sugar Company, Inc...........         385,000        385,000           0        17,857

Capital Guardian Global
Convertible Fund #011............         290,000        290,000           0        13,451

Chrysler Corporation Master
Retirement Trust.................       8,570,000      8,570,000           0       397,495

CIBC World Markets...............       3,595,000      3,595,000           0       166,744

Clinton Riverside Convertible
Portfolio Limited................       7,000,000      7,000,000           0       324,675

CSC Charter Holdings II, Inc.....               0            N/A    3,724,458(2) 3,724,458

CSC Charter Holdings III, Inc....               0            N/A    3,724,460(2) 3,724,460



                                                                        Shares of Class A
                                       Convertible Senior Notes           Common Stock
                                     ----------------------------     ---------------------
                                                                      Shares of
                                                                      Class A
                                                                      Common
                                       Amount of      Principal       Stock
                                      Notes Owned     Amount of       Owned         Shares
                                        Before        Notes That      Before       That May
      Selling Securityholder           Offering      May Be Sold      Offering      Be Sold
----------------------------------   -------------  -------------    -----------  ----------

DeAM Convertible Arbitrage
Fund, Ltd........................       2,200,000      2,200,000           0       102,041

Deephaven Domestic Convertible
Trading Ltd......................      16,250,000     16,250,000           0       753,711

Delaware PERS....................       1,550,000      1,550,000           0        71,892

Delta Airlines Master Trust (c/o
Oaktree Capital Management,
LLC).............................       2,950,000      2,950,000           0       136,827

Delta Pilots D&S Trust...........         440,000        440,000           0        20,408

Deutsche Bank Securities Inc.....      24,300,000     24,300,000           0     1,127,087

Double Black Diamond Offshore,
LDC..............................      $1,168,000     $1,168,000           0        54,174

Duckbill & Co....................       2,500,000      2,500,000           0       115,956

Engineers Joint Pension Fund.....         700,000        700,000           0        32,468

Enterprise Convertible Security
Fund.............................         101,000        101,000           0         4,685

Evergreen Equity Income Fund.....       7,000,000      7,000,000           0       324,675

F.R. Convt Sec. Fn. .............          85,000         85,000           0         3,942

Family Service Life Insurance
Company..........................         300,000        300,000           0        13,915

Federated American Leaders Fund
Inc..............................      18,500,000     18,500,000                   858,071

Federated Equity Funds, on behalf
of its Federated Capital
Appreciation Fund................       7,000,000      7,000,000           0       324,675

Federated Insurance Series, on
behalf of its Federated American
Leaders Fund II..................       2,400,000      2,400,000           0       111,317

Fortis Series Fund, Inc. on
behalf of its American Leaders
Series...........................          50,000         50,000           0         2,319

Gaia Offshore Master Fund Ltd....       7,000,000      7,000,000           0       324,675

Gary Anderson Marital Living
Trust............................         200,000        200,000           0         9,276



                                                                        Shares of Class A
                                       Convertible Senior Notes           Common Stock
                                     ----------------------------     ---------------------
                                                                      Shares of
                                                                      Class A
                                                                      Common
                                       Amount of      Principal       Stock
                                      Notes Owned     Amount of       Owned         Shares
                                        Before        Notes That      Before       That May
      Selling Securityholder           Offering      May Be Sold      Offering      Be Sold
----------------------------------   -------------  -------------    -----------  ----------

General Motors Employees Global
Group Pension Trust..............       3,500,000      3,500,000           0       176,252

General Motors Welfare Benefit
Trust (LT - VEBA)................       2,500,000      2,500,000           0       115,956

Goldman, Sachs & Co.(1)..........      16,000,000     16,000,000           0       742,116

Grace Brothers, Ltd..............       2,500,000      2,500,000           0       115,956

Guardian Life Insurance Company
of America.......................      10,200,000     10,200,000           0       473,098

Guardian Pension Trust...........         400,000        400,000           0        18,553

Hawaiian Airline Pilots
Retirement Plan..................         220,000        220,000           0        10,204

Hawaiian Airlines Employees
Pension Plan - IAM...............         115,000        115,000           0         5,334

Hawaiian Airlines Pension Plan
for Salaried Employees...........          25,000         25,000           0         1,160

HBK Master Fund L.P..............      46,000,000     46,000,000           0     2,133,581

Highbridge International LLC.....      25,900,000     25,900,000           0     1,201,299

Hotel Union and Hotel Industry
of Hawaii........................         490,000        490,000           0        22,727

ICI American Holdings Trust......         825,000        825,000           0        38,265

Island Holdings..................          50,000         50,000           0         2,319

ITG Inc..........................         204,000        204,000           0         9,462

Jefferies & Company Inc..........          10,000         10,000           0           464

JMG Capital Partners, LP.........      10,500,000     10,500,000           0       487,013

Julius Baer Securities, Inc......        $450,000       $450,000           0        20,872

KBC Financial Products USA.......         500,000        500,000           0        23,191

Lancer Securities Cayman Ltd. ...         800,000        800,000           0        37,106

Legion Strategies, Ltd. .........          65,000         65,000           0         3,015



                                                                        Shares of Class A
                                       Convertible Senior Notes           Common Stock
                                     ----------------------------     ---------------------
                                                                      Shares of
                                                                      Class A
                                                                      Common
                                       Amount of      Principal       Stock
                                      Notes Owned     Amount of       Owned         Shares
                                        Before        Notes That      Before       That May
      Selling Securityholder           Offering      May Be Sold      Offering      Be Sold
----------------------------------   -------------  -------------    -----------  ----------

Lerco Alternative Fund, Ltd. ....       1,695,000      1,695,000           0        78,618

Lipper Convertibles, L.P. .......      12,000,000     12,000,000           0       695,733

Lumberman's Mutual Casualty......         722,000        722,000           0        33,488

Lydian Overseas Partners Master
Fund.............................      35,000,000     35,000,000           0     1,623,377

Mainstay Convertible Fund........       7,500,000      7,500,000           0       347,867

Mainstay VP Convertible
Portfolio........................       1,000,000      1,000,000           0        46,382

McMahan Securities Co. L.P.......         174,000        174,000           0         8,071

Merrill Lynch, Pierce Fenner &
Smith, Inc.(1)...................         450,000        450,000           0        20,872

Morgan Stanley & Co. (1).........         350,000        350,000           0        16,234

Motion Picture Industry Health
Plan - Active Member Fund........       1,000,000      1,000,000           0        46,382

Motion Picture Industry Health
Plan - Retiree Member Fund.......         500,000        500,000           0        23,191

Nalco Chemical Company...........         260,000        260,000           0        12,059

Navigator Offshore Fund Ltd......       1,597,000      1,597,000           0        74,072

Navigator Partners LP............         690,000        690,000           0        32,004

Navigator Special Partners LP....         213,000        213,000           0         9,879

Nicholas Applegate Convertible
Fund.............................       2,291,000      2,291,000           0       106,262

Nomura International PLC London..       9,000,000      9,000,000           0       417,440

Nomura Securities International..       6,000,000      6,000,000           0       278,293

Northern Income Equity Fund......       1,000,000      1,000,000           0        46,382

OCM Convertible Trust............       4,235,000      4,235,000           0       196,429

Ohio National Fund, Inc. on
behalf of its Blue Chip
Portfolio........................          50,000         50,000           0         2,319

Onex Industrial Partners
Limited..........................       3,350,000      3,350,000           0       155,380



                                                                        Shares of Class A
                                       Convertible Senior Notes           Common Stock
                                     ----------------------------     ---------------------
                                                                      Shares of
                                                                      Class A
                                                                      Common
                                       Amount of      Principal       Stock
                                      Notes Owned     Amount of       Owned         Shares
                                        Before        Notes That      Before       That May
      Selling Securityholder           Offering      May Be Sold      Offering      Be Sold
----------------------------------   -------------  -------------    -----------  ----------

OZ Master Fund, Ltd..............       6,000,000      6,000,000           0       278,293

Pacific Life Insurance Company...       1,000,000      1,000,000           0        46,382

Palladin Securities LLC..........         500,000        500,000           0        23,191

Park Avenue Life Insurance
Company..........................         100,000        100,000           0         4,638

Partner Reinsurance Company Ltd..       1,725,000      1,725,000           0        80,009

Pebble Capital, Inc. ............       1,350,000      1,350,000           0        62,616

Pell Rudman Trust Company........       1,475,000      1,475,000           0        68,414

Peoples Benefit Life Insurance
Company TEAMSTERS separate
account..........................       3,750,000      3,750,000           0       173,933

PGEP III LLC.....................         500,000        500,000           0        23,191

PHEP IV, Inc.....................         116,000        116,000           0         5,380

Physicians Life..................         549,000        549,000           0        25,464

PRIM Board.......................       3,115,000      3,115,000           0       144,481

Primerica Life Insurance
Company..........................       1,503,000      1,503,000           0        69,712

Principal Investors Fund, Inc. on
behalf of its Partners Large Cap
Blend Fund.......................          40,000         40,000           0         1,855

Purchase Associates, L.P.........         679,000        679,000           0        31,494

Queens Health Plan...............          85,000         85,000           0         3,942

R(2) Investments, LDC............      42,000,000     42,000,000           0     1,948,052

Retail Clerks Pension Trust......       3,000,000      3,000,000           0       139,147

Retail Clerks Pension Trust #2...       2,000,000      2,000,000           0        92,764

Sage Capital.....................       3,850,000      3,850,000           0       178,571

Salomon Smith Barney Inc.........       1,030,000      1,030,000           0        47,774

San Diego City Retirement........       1,371,000      1,371,000           0        63,590

San Diego County Convertible.....       2,960,000      2,960,000           0       137,291



                                                                        Shares of Class A
                                       Convertible Senior Notes           Common Stock
                                     ----------------------------     ---------------------
                                                                      Shares of
                                                                      Class A
                                                                      Common
                                       Amount of      Principal       Stock
                                      Notes Owned     Amount of       Owned         Shares
                                        Before        Notes That      Before       That May
      Selling Securityholder           Offering      May Be Sold      Offering      Be Sold
----------------------------------   -------------  -------------    -----------  ----------

San Diego County Employees
Retirement Association...........         200,000        200,000           0         9,276

Screen Actors Guild Pension
Convertible......................         745,000        745,000           0        34,555

Silvercreek Limited Partnership..       3,038,000      3,038,000           0       140,909

St. Albans Partners Ltd..........       5,000,000      5,000,000           0       231,911

Starvest Combined Portfolio......       1,000,000      1,000,000           0        46,382

State Employees' Retirement Fund
of the State of Delaware.........       4,325,000      4,325,000           0       200,603

State of Connecticut Combined
Investment Funds.................       9,460,000      9,460,000           0       438,776

State of Oregon - Equity.........       5,025,000      5,025,000           0       233,071

State of Oregon/SAIF
Corporation......................       9,785,000      9,785,000           0       453,850

SunAmerica Series Trust, on
behalf of its Federated Value
Portfolio........................       1,000,000      1,000,000           0        46,382

TCI Bresnan, LLC.................               0            N/A           0     9,098,006(3)

TCID of Michigan, Inc............               0            N/A                15,117,743(3)

TCW Group, Inc...................      12,075,000     12,075,000           0       560,065

The Common Fund for Non-Profit
Organizations (Absolute Return
Fund)............................          61,000         61,000           0         2,829

The Estate of James Campbell.....         876,000        876,000           0        40,631

The Travelers Indemnity Company..       4,956,000      4,956,000           0       229,870

The Travelers Insurance Company
- Life...........................       2,548,000      2,548,000           0       118,182

The Travelers Insurance Company
Separate Account TLAC............         289,000        289,000           0        13,404

The Travelers Life and Annuity
Company..........................         304,000        304,000           0        14,100

TQA Master Plus Fund, Ltd. ......         750,000        750,000           0        34,787



                                                                        Shares of Class A
                                       Convertible Senior Notes           Common Stock
                                     ----------------------------     ---------------------
                                                                      Shares of
                                                                      Class A
                                                                      Common
                                       Amount of      Principal       Stock
                                      Notes Owned     Amount of       Owned         Shares
                                        Before        Notes That      Before       That May
      Selling Securityholder           Offering      May Be Sold      Offering      Be Sold
----------------------------------   -------------  -------------    -----------  ----------

TQA Masterfund, Ltd. ............       1,750,000      1,750,000           0        81,169

Travelers Series Trust
Convertible Bond Portfolio.......         400,000        400,000           0        18,553

Tribeca Investments LLC..........      27,500,000     27,500,000           0     1,275,511

UBS O'Connor LLC (f/b/o UBS
Global Equity Arbitrage
Master Ltd.).....................       5,000,000      5,000,000           0       231,911

Value Line Convertible Fund,
Inc..............................         500,000        500,000           0        23,191

Van Kampen Harbor Fund...........       3,000,000      3,000,000           0       139,147

Vanguard Convertible Securities
Fund, Inc........................      10,295,000     10,295,000           0       477,505

Viacom Inc. Pension Plan Master
Trust............................          68,000         68,000           0         3,154

Wake Forest University...........       1,296,000      1,296,000           0        60,111

Wasserstein Perella Securities
Inc..............................       1,000,000      1,000,000           0        46,382

While River Securities L.L.C.....       5,000,000      5,000,000           0       231,911

Worldwide Transactions, Ltd. ....          51,000         51,000           0         2,366

Writers Guild Convertible........         435,000        435,000           0        50,176

Wyoming State Treasurer..........       1,496,000      1,496,000           0        89,388

Yield Strategies Fund I LP.......       1,000,000      1,000,000           0        46,382

ZCM/HFR Index Management, L.L.C.
(f/k/a Zurich HFR Master Hedge
Fund Index Ltd.).................         100,000        100,000           0         4,638

Zeneca AG Products, Inc..........         150,000        150,000           0         6,957

Zeneca Holdings Trust............         375,000        375,000           0        17,393

Zurich HFR Master Hedge Fund
Index LTD........................       3,200,000      3,200,000           0       148,423



(1) These entities and/or their affiliates have provided, and may from time to time provide, investment banking services to Charter Communications, Inc. and its subsidiaries, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.

(2) Represents the number of shares of Class A common stock issued to the selling securityholder in the Kalamazoo acquisition.

(3) Represents the number of shares of Class A common stock for which the selling securityholders may exchange their Class A Preferred Units in CC VIII, LLC and an indeterminate number of shares issuable upon such exchange, as such number may be adjusted under certain circumstances.


SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS TO READ ABOUT IMPORTANT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE CONVERTIBLE SENIOR NOTES OR SHARES OF OUR CLASS A COMMON STOCK.

               ---------------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

           The date of this prospectus supplement is February 16, 2001.